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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          CHASE BRASS INDUSTRIES, INC.
                        (Incorporated on April 17, 1990)

      Chase Brass Industries, Inc., a Delaware corporation (hereinafter called the "Corporation"), hereby adopts this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware:

      1. The name of the Corporation is Chase Brass Industries, Inc., originally incorporated under the name Chase Brass & Copper Holding Company.

      2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 17, 1990.

      3. This Restated Certificate of Incorporation has been duly authorized by the board of directors of the Corporation at a meeting of the board of directors of the Corporation or by a unanimous written consent to corporate action in conformity with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

      4. The Restated Certificate of Incorporation of the Corporation only restates and integrates, and does not further amend, the provisions of the Corporation's Certificate of Incorporation as previously amended, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. The Restated Certificate of Incorporation of the Corporation is as follows:

      FIRST: The name of the Corporation is Chase Brass Industries, Inc.

      SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

      THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

      FOURTH:                 4.1 AUTHORIZED SHARES

      The total number of shares of all classes of stock that the Corporation shall have authority to issue is thirty-one million (31,000,000) shares of capital stock, classified as follows:

               (i) One million (1,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock");

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               (ii) Twenty-five Million (25,000,000) shares of common stock, par value $.01 per share ("Common Stock"); and

               (iii) Five million (5,000,000) shares of nonvoting common stock, par value $.01 per share ("Nonvoting, Common Stock").

      The Common Stock and Nonvoting Common Stock hereinafter are referred to collectively as the "Authorized Common Stock."

      The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Authorized Common Stock are set forth in Sections 4.2 and 4.3, respectively, of this Article FOURTH. Certain general provisions are set forth in Section 4.4 of this Article FOURTH.

                               4.2 PREFERRED STOCK

      A. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

      B. Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

               (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

               (ii) the number of shares to constitute the class or series and the designations thereof;

               (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

               (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;


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               (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

               (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

               (vii) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

               (ix) such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

      C. The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

                   4.3 COMMON STOCK AND NONVOTING COMMON STOCK

      Except as otherwise provided herein, all shares of Common Stock and Nonvoting Common Stock will be identical and will entitle holders thereof to the same rights and privileges.

      A. Voting Rights and Amendments. The holders of Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each


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holder of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise required by law, the holders of Nonvoting Common stock shall have no voting rights.

      B. Dividends; Stock Splits and Combinations. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of the Authorized Common Stock will be entitled to share equally on a share--for--share basis in such dividends; provided, that if dividends are declared that are payable in shares of Common Stock or Nonvoting Common Stock, dividends will be declared that are payable at the same rate on each class of the Authorized Common Stock, and that such dividends will be payable in shares of Common Stock to holders of Common Stock and in shares of Nonvoting Common Stock to holders of Nonvoting Common Stock. If the Corporation in any manner subdivides or combines the outstanding shares of either class of the Authorized Common Stock, the outstanding shares of the other class of the Authorized Common Stock will be proportionately subdivided or combined.

      C. Conversion

         (1) Conversion of Nonvoting Common Stock into Common Stock.

           (i) Subject to applicable interpretations of Title III of the Small Business Investment Act of 1958, as amended, and the Bank Holding Company of 1956, as amended, and the regulations promulgated thereunder (or any substitute laws and regulations that hereafter may become effective) which may be applicable to any holder of Nonvoting Common Stock, restricting the ability of such holder to exercise any right of conversion of such shares for shares of Common Stock, each record holder of shares of Nonvoting Common Stock may at any time convert any portion or all of such holder's shares of Nonvoting Common Stock into shares of Common Stock on a one--for--one basis. The conversion shall be effective upon the delivery by the holder to the Corporation of a written notice which sets forth the number of shares to be converted, and the holder shall thereafter comply with the conversion procedures set forth in subsection 4.3.C.(2) hereof.

           (ii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or its treasury shares, solely for the purpose of issue upon the conversion of shares of Nonvoting Common Stock, such number of shares of Common Stock as is then issuable upon the conversion of all outstanding shares of Nonvoting Common Stock. The Corporation shall take all such action as may be reasonably necessary to assure that all shares of Common Stock to be issued upon conversion of Nonvoting Common Stock may be so issued without violation of any law, regulation, rule or other requirement of any governmental authority applicable to the Corporation or any requirement of any domestic securities exchange upon which the shares of the Authorized Common Stock may be listed.

         (2) Conversion Procedure.

           (i) Promptly following each conversion of shares of Nonvoting Common Stock into shares of Common Stock, the holder or holders of such converted shares will surrender the certificate or certificates representing the shares converted at the principal office of the Corporation


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at any time during the normal business hours, together with a written notice that such holder is surrendering such shares to be exchanged for new certificates representing Common Stock. Such conversion will be effective at the time provided in Subsection 4.3.C.(1)(i), and upon delivery of the certificate or certificates representing the shares converted as provided in this Subsection 4.3.C.(2)(i), the rights of the holder of the converted Nonvoting Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued will become the holder or holders of record of the shares of Common Stock. All shares of Nonvoting Common Stock exchanged for shares of Common Stock in accordance with this Section 4.3 shall, upon such exchange, once again be available for issuance as shares of Nonvoting Common Stock.

           (ii) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions one or more new certificates for Common Stock issuable in connection with such conversion.

           (iii) The issuance of certificates for Common Stock upon conversion will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of certificates.

           (iv) The Corporation will not close its books against the transfer of shares of Authorized Common Stock in any manner that would interfere with the timely conversion of such shares.

         (3) Registration and Listing. If any shares of the Authorized Common Stock required to be reserved for purposes of conversion hereunder require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as amended, or any state securities law required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, the Corporation shall, at its expense and as promptly as possible, use its best efforts to cause such shares to be duly registered or approved or listed, as the case may be.

                                  4.4 GENERAL

      A. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock, Common Stock and Nonvoting Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.


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      B. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

      C. The Corporation shall have authority to grant by contract to the holders of the stock of the Corporation, or the holders of any class or series of a class thereof, the preemptive right to subscribe to any or all additional issues of stock of the Corporation of any or all classes or series thereof, or to any securities of the Corporation convertible into such stock to the extent approved by the board of directors of the Corporation.

      FIFTH: Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

      SIXTH: The board of directors of the Corporation shall have the power to adopt, amend and repeal the by-laws of the Corporation.

      SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors of the Corporation or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors of the Corporation or the committee, and the board of directors of the Corporation or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors of the Corporation, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors of the Corporation or of a committee which authorizes the contract or transaction.

      EIGHTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation,


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is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article EIGHTH is in effect. Any repeal or amendment of this Article EIGHTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article EIGHTH. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

      The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

      As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

      NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability


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(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article NINTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article NINTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

      TENTH: The holders of each series or class of Common Stock and Preferred Stock shall have such preemptive rights, if any, to subscribe to additional issues of stock of such series or class or to any security convertible into stock of such series or class as may from time to time be granted expressly to such holders of Common Stock or Preferred Stock by written agreement entered into by and among the Corporation and all holders of the series or class of Common Stock or Preferred Stock to which such preemptive right relates.

      IN WITNESS WHEREOF, this instrument has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on December 6, 1994.

                                     CHASE BRASS INDUSTRIES, INC.

                                     By: /s/ MARTIN V. ALONZO
                                        -------------------------------
                                        Martin V. Alonzo,
                                        President and Chief Executive Officer


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